Exhibit 99.1
LegalZoom Reports Third Quarter 2026 Financial Results

•Revenue of $195.1 million, up 3% year-over-year, above the midpoint of the Company’s guidance range
•Subscription revenue of $139.7 million, up 11% year-over-year, marking the sixth consecutive quarter of double digit-subscription revenue growth
•Net income of $8.1 million and net income margin of 4%, with net income margin increasing approximately 180 basis points year-over-year
•Adjusted EBITDA of $50.0 million and Adjusted EBITDA margin of 26%, at the midpoint of the Company’s guidance range, with Adjusted EBITDA margin increasing approximately 130 basis points year-over-year
•Completed $14.6 million of share repurchases in the quarter, with approximately $65.8 million remaining under the existing authorization as of September 30, 2026
•Ended the quarter with cash and cash equivalents of $181.7 million and delivered $39.9 million in cash from operating activities and $34.1 million in free cash flow with no debt outstanding as of September 30, 2026
•Reiterating the midpoint of full-year 2026 revenue outlook of approximately $800.0 million, or 6% year-over-year growth, and narrowing the range to $797.0–$803.0 million; updating Adjusted EBITDA outlook to a range of $180.0-$185.0 million, or Adjusted EBITDA margin of approximately 23% at the midpoint, reflecting a challenging customer acquisition environment and continued investment behind LegalZoom’s growth priorities and channel diversification

MOUNTAIN VIEW, California – November 4, 2026 – LegalZoom (Nasdaq: LZ), America’s #1 online legal services company, today announced results for its third quarter ended September 30, 2026.

"Revenue from human-in-the-loop subscription services grew 17% year-over-year and now represents 49% of total revenue,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “These results give us confidence to accelerate our investment in bringing expert support into the customer relationship from the first purchase, pairing AI with accountable expertise to make our services more useful.”

“Subscription growth continues to offset customer acquisition pressure, supporting an unchanged $800 million midpoint for our full-year revenue outlook,” said Noel Watson, Chief Operating Officer and Chief Financial Officer. “Our updated Adjusted EBITDA outlook reflects the cost of that environment and our continued investment in channel diversification and the sales and service capabilities behind our higher-value offerings. With $181.7 million in cash and no debt, we have the financial capacity to fund these priorities.”

Third Quarter 2026 Highlights

•Revenue was $195.1 million for the quarter, up 3% year-over-year.
◦Transaction revenue of $55.5 million decreased 14% year-over-year.
◦Subscription revenue of $139.7 million grew 11% year-over-year.
•Net income was $8.1 million for the quarter, or 4% of revenue, compared to a net income of $4.5 million, or 2% of revenue, in the same period in 2025.
•Adjusted EBITDA was $50.0 million for the quarter, or 26% of revenue, compared to $46.3 million, or 24% of revenue, in the same period in 2025.
•Non-GAAP net income was $31.4 million for the quarter compared to $31.0 million in the same period in 2025.
•Cash and cash equivalents were $181.7 million as of September 30, 2026 compared to $203.1 million as of December 31, 2025.

•Cash flows provided by operating activities were $39.9 million for the quarter ended September 30, 2026 compared to $54.2 million in the same period in 2025.
•Free cash flow was $34.1 million for the quarter ended September 30, 2026 compared to $47.0 million in the same period in 2025.
•Basic and diluted net income per share was $0.05 for the quarter, compared to basic and diluted net income per share of $0.03 and $0.02, respectively, for the same period in 2025. Basic and diluted Non-GAAP net income per share was $0.19 for the quarter, compared to basic and diluted Non-GAAP net income per share of $0.17 for the same period in 2025.

Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended September 30,		% Growth	Nine Months Ended September 30,		% Growth
			(Decline)			(Decline)
	2026	2025	YOY	2026	2025	YOY
Total revenue	$195,146	$190,158	3%	$607,216	$565,777	7%
Transaction revenue	$55,473	$64,799	(14)%	$203,986	$204,263	—%
Subscription revenue	$139,673	$125,359	11%	$403,230	$361,514	12%
Gross profit	$138,063	$127,887	8%	$410,246	$369,548	11%
Gross margin	71%	67%	6%	68%	65%	5%
Net Income	$8,061	$4,509	79%	$14,348	$9,370	53%
Net income margin	4%	2%	100%	2%	2%	—%
Net Income per share — basic:	$0.05	$0.03	67%	$0.08	$0.05	60%
Net Income per share — diluted:	$0.05	$0.02	150%	$0.08	$0.05	60%
Net cash provided by operating activities	$39,873	$54,226	(26)%	$126,702	$144,068	(12)%
Non-GAAP Financial Measures
Non GAAP net income	$31,443	$30,996	1%	$80,957	$83,147	(3)%
Non GAAP net income per share — basic:	$0.19	$0.17	12%	$0.47	$0.46	2%
Non GAAP net income per share — diluted:	$0.19	$0.17	12%	$0.46	$0.45	2%
Adjusted EBITDA	$50,045	$46,323	8%	$132,405	$122,300	8%
Adjusted EBITDA margin	26%	24%	8%	22%	22%	—%
Free cash flow	$34,119	$46,990	(27)%	$108,783	$119,924	(9)%
Key Business Metrics
Transaction units	249	259	(4)%	905	878	3%
Business formations	110	126	(13)%	377	388	(3)%
Average order value (AOV)	$222	$251	(12)%	$225	$233	(3)%
Subscription units at period end	1,854	1,959	(5)%	1,854	1,959	(5)%
Average revenue per subscription unit (ARPU) at period end	$280	$256	9%	$280	$256	9%
Certain percentages may not recalculate due to rounding.
Financial Guidance and Outlook
For the full year ending December 31, 2026, LegalZoom is reiterating the midpoint of its revenue outlook and updating its Adjusted EBITDA outlook as follows:
•Revenue is expected to be in the range of $797 million to $803 million, or 6% year-over-year growth at the midpoint. This compares to the Company’s previous outlook in the range of $795 million to $805 million, also approximately 6% growth at the midpoint. LegalZoom’s outlook continues to reflect the scaling of its higher-value growth initiatives and ongoing momentum from its partner channel, partially offset by continued pressure in customer acquisition for the remainder of the year.
•Adjusted EBITDA is expected to be in the range of $180 million to $185 million, or approximately 6% year-over-year growth and a 23% margin at the midpoint. This compares to the Company’s previous Adjusted EBITDA outlook of $190 million to $195 million, or 12% year-over-year growth, and a 24% margin at the midpoint. Compared to the previous outlook, more than half of the change reflects continued investment in channel diversification, including partnerships, affiliates and AI channels, approximately one quarter reflects higher costs in paid customer acquisition channels, and the remainder reflects investment in higher-value expert services, as well as seasonal investment in sales capabilities ahead of the first quarter peak in business formations.

For the fourth quarter ending December 31, 2026 LegalZoom expects:

•Revenue in the range of $190 million to $196 million, or 1% year-over-year growth at the midpoint.

•Adjusted EBITDA in the range of $48 million to $53 million, a 1% year-over-year growth at the midpoint, and a 26% margin.

Webcast and Conference Call Information
A webcast and conference call to discuss third quarter 2026 results is scheduled for today, November 4, 2026, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance and the drivers of such guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective internal control over financial reporting; and any factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2026, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income margin as net income as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys, whether through our vast independent attorney network or our own law firm, we offer the tools and guidance people need to confidently manage everything from business formation and compliance to intellectual property protection and ongoing business management and legal support.
As AI reshapes how legal work gets done, LegalZoom is at the forefront of the human-in-the-loop approach, ensuring that the speed and efficiency of AI is always backed by the judgment and accountability of qualified professionals. With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$181,702	$203,100
Accounts receivable, net of allowance	23,860	20,589
Prepaid expenses and other current assets	22,536	18,234
Total current assets	228,098	241,923
Property and equipment, net	50,256	58,045
Goodwill	140,705	140,705
Intangible assets, net	13,322	18,152
Operating lease right-of-use assets	13,022	13,414
Deferred income taxes	21,435	31,884
Other assets	6,457	7,399
Total assets	$473,295	$511,522
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$36,307	$27,167
Accrued expenses and other current liabilities	56,979	83,361
Deferred revenue	219,812	203,653
Operating lease liabilities	5,040	4,338
Total current liabilities	318,138	318,519
Operating lease liabilities, non-current	9,047	10,025
Deferred revenue	208	277
Other liabilities	10,734	10,819
Total liabilities	338,127	339,640
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2026 and December 31, 2025, none issued or outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 166,192 shares and 177,624 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	168	179
Additional paid-in capital	1,359,127	1,305,936
Accumulated deficit	(1,224,473)	(1,134,414)
Accumulated other comprehensive income	346	181
Total stockholders’ equity	135,168	171,882
Total liabilities and stockholders’ equity	$473,295	$511,522

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$195,146	$190,158	$607,216	$565,777
Cost of revenue	57,083	62,271	196,970	196,229
Gross profit	138,063	127,887	410,246	369,548
Operating expenses:
Sales and marketing	76,909	67,835	234,426	198,793
Technology and development	14,297	19,485	53,949	62,442
General and administrative	33,313	34,074	94,913	110,291
Gain on sale of assets held for sale	—	—	—	(14,337)
Total operating expenses	124,519	121,394	383,288	357,189
Income from operations	13,544	6,493	26,958	12,359
Interest expense	(77)	(152)	(879)	(499)
Interest income	1,427	2,139	4,702	5,691
Other (expense) income, net	(31)	(102)	47	897
Income before income taxes	14,863	8,378	30,828	18,448
Provision for income taxes	6,802	3,869	16,480	9,078
Net income	$8,061	$4,509	$14,348	$9,370
Net income attributable to common stockholders—basic and diluted
Net income per share — basic:	$0.05	$0.03	$0.08	$0.05
Net income per share — diluted:	$0.05	$0.02	$0.08	$0.05
Weighted-average shares used to compute net income per share:
Weighted-average shares used to compute net income per share — basic:	167,185	180,057	172,749	179,231
Weighted-average shares used to compute net income per share — diluted:	168,942	186,731	175,323	185,329

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$14,348	$9,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,283	33,118
Amortization of debt issuance costs	143	161
Amortization of right-of-use assets	2,982	2,371
Stock-based compensation	63,909	88,763
Gain on sale of assets held for sale	—	(14,337)
Gain on sale of available-for-sale debt security	—	(648)
Loss on disposal of property and equipment	15	150
Deferred income taxes	10,482	5,504
Change in fair value of other equity security	—	(302)
Unrealized foreign exchange loss	275	58
Other	—	102
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(3,273)	(11,659)
Prepaid expenses and other current assets	(4,342)	(897)
Other assets	814	1,003
Accounts payable	9,928	1,923
Accrued expenses and other liabilities	(15,107)	1,425
Operating lease liabilities	(2,869)	(1,791)
Income tax payable	22	246
Deferred revenue	16,092	29,508
Net cash provided by operating activities	126,702	144,068
Cash flows from investing activities
Acquisition, net of cash acquired	—	(48,468)
Purchase of property and equipment	(17,919)	(24,144)
Proceeds from sale of available-for-sale debt security	—	1,507
Proceeds from sale of assets held for sale	—	37,051
Net cash used in investing activities	(17,919)	(34,054)
Cash flows from financing activities
Repayment of capital lease obligations	—	(2)
Payment of deferred consideration from business acquisition	(12,514)	—
Payment of debt issuance costs	—	(841)
Share repurchase costs (excise tax)	—	(1,264)
Repurchase of common stock	(103,223)	(37,621)
Shares surrendered for settlement of minimum statutory tax withholding	(14,841)	(19,965)
Proceeds from issuance of stock under employee stock plans	518	44,662
Net cash used in financing activities	(130,060)	(15,031)
Effect of exchange rate changes on cash and cash equivalents	(121)	107
Net (decrease) increase in cash and cash equivalents	(21,398)	95,090
Cash and cash equivalents, at beginning of the period	203,100	142,064
Cash and cash equivalents, at end of the period	$181,702	$237,154
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$8,061	$4,509	$14,348	$9,370
Interest expense	77	152	879	499
Interest income	(1,427)	(2,139)	(4,702)	(5,691)
Provision for income taxes	6,802	3,869	16,480	9,078
Depreciation and amortization	10,872	11,373	33,283	33,118
Other expense (income), net	31	102	(47)	(897)
Stock-based compensation	18,999	28,369	63,909	88,763
Transaction-related expenses(1)	863	—	1,467	1,543
Gain on sale of assets held for sale	—	—	—	(14,337)
Restructuring costs(2)	5,767	88	6,788	854
Adjusted EBITDA	$50,045	$46,323	$132,405	$122,300
Net income margin	4%	2%	2%	2%
Adjusted EBITDA margin	26%	24%	22%	22%
(1)     For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)    For 2026 and 2025, restructuring costs are related to the reduction of our global headcount.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)
Reconciliation of net income to Non-GAAP net income
Net income	$8,061	$4,509	$14,348	$9,370
Amortization of acquired intangible assets	1,610	2,163	4,830	6,191
Stock-based compensation	18,999	28,369	63,909	88,763
Transaction-related expenses(1)	863	—	1,467	1,543
Restructuring costs(2)	5,767	88	6,788	854
Gain on sale of assets held for sale	—	—	—	(14,337)
Income tax effects(3)	(3,857)	(4,133)	(10,385)	(9,237)
Non-GAAP net income	31,443	30,996	80,957	83,147
Net income margin	4%	2%	2%	2%
Non-GAAP net income margin	16%	16%	13%	15%
Net income per share — basic	$0.05	$0.03	$0.08	$0.05
Net income per share — diluted	$0.05	$0.02	$0.08	$0.05
Non-GAAP net income per share — basic	$0.19	$0.17	$0.47	$0.46
Non-GAAP net income per share — diluted	$0.19	$0.17	$0.46	$0.45
Weighted-average shares used to compute net income per share — basic	167,185	180,057	172,749	179,231
Weighted-average shares used to compute net income per share — diluted	168,942	186,731	175,323	185,329
Weighted-average shares used to compute Non-GAAP net income per share — basic	167,185	180,057	172,749	179,231
Weighted-average shares used to compute Non-GAAP net income per share — diluted	168,942	186,731	175,323	185,329
(1)For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)For 2026 and 2025, restructuring costs are related to the reduction of our global headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$31,443	$30,996	$80,957	$83,147
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share — basic:	167,185	180,057	172,749	179,231
Effect of potentially dilutive securities:
Options to purchase common stock	31	84	33	56
RSUs and PSUs	1,719	6,523	2,535	6,009
Employee stock purchase plan	7	67	6	33
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	168,942	186,731	175,323	185,329
Non-GAAP net income per share — basic	$0.19	$0.17	$0.47	$0.46
Non-GAAP net income per share — diluted	$0.19	$0.17	$0.46	$0.45
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	39,873	54,226	126,702	144,068
Purchase of property and equipment	(5,754)	(7,236)	(17,919)	(24,144)
Free cash flow	$34,119	$46,990	$108,783	$119,924